EXHIBIT 10.1

                                    ADDENDUM

This Addendum (the "ADDENDUM") to the Consulting Agreement dated September 23, 2008 (the "AGREEMENT"), by and between WIN GAMING MEDIA, INC., a corporation incorporated under the laws of the State of Nevada with its offices located at 103 Foulk Rd., Wilmington, DE 19803, USA (the "Company") and Citron Investments Ltd., an Israeli Private Company Number 512083270, having its principal place of business at 4 Ovadia Street, Ramat Gan 52245, Israel ("Consultant"), is made as of the 9th day of December, 2010.

WHEREAS the Company and the Consultant, who entered the Agreement, wish to amend the Agreement under the terms as provided herein; NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2. The parties acknowledge that starting on January 1, 2010, due to the Company's and its subsidiaries' growing activity in the field of binary options which required additional intention and efforts of the Consultant, the Consultant provided to the Company the Services on a full time capacity notwithstanding the fact that the Agreement provides that the Consultant should have devoted 25 (twenty five) hours per week for the provision of the Services. The parties agree that the Consultant shall continue to provide the Services on a full time. Accordingly, it is agreed as follows:

     2.1 It is agreed that the Consultant shall receive from the Company a special bonus for the year 2010 in consideration of meeting the Company's goals, in the amount of Eighty Four Thousand US Dollars (US$84,000). It is agreed between the parties that the bonus shall be paid based on the Company's cash flow and any delay in paying such amount by the Company to Consultant shall not be considered a breach of this addendum.

     2.2 Notwithstanding section 2.1 to the Agreement, it is agreed that, effective January 1, 2011, the annual Fee shall be set at Two Hundred Thousand US Dollars (US$ 200,000).

3. It is further agreed that the Consultant shall be entitled to receive, in addition to the annual fee as set out in this Addendum, a recurring annual bonus in the amount of $50,000 (fifty thousand US dollars) subject to meeting the Company's goals as specified in the Company's approved annual budget and for each year there after.

4. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum through their duly authorized signatories as of the date set forth above.

/s/ Adiv Barcuh                                      /s/  Shimon Citron
---------------------------                          ---------------------------
WIN GAMING MEDIA, INC.                               CITRON INVESTMENTS LTD.
By: Adiv Baruch                                      By: Shimon Citron

Its: Chairman                                        Its: Owner